Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1)                                 Registration Statement (Form S-8 No. 333-193694) pertaining to the 2013 Stock Incentive Plan of Ophthotech Corporation effective January 31, 2014,

(2)                                 Registration Statement (Form S-8 No. 333-191767) pertaining to the 2013 Stock Incentive Plan and Amended and Restated 2007 Stock Incentive Plan of Ophthotech Corporation effective October 16, 2013,

(3)                                 Registration Statement (Form S-8 No. 333-202438) pertaining to the 2013 Stock Incentive Plan and inducement stock options of Ophthotech Corporation effective March 2, 2015, of our report dated March 2, 2015, except for Note 18, as to which the date is July 28, 2015, with respect to the financial statements of Ophthotech Corporation and our  report dated March 2, 2015, except for the effects of the material weakness decribed in the sixth paragraph  of our  report, as to which the date is July 28, 2015, with respect to the effectiveness of internal control over financial reporting of Ophthotech Corporation, included in this Annual Report (Form 10-K/A) of Ophthotech Corporation for the year ended December 31, 2014.

/s/ Ernst & Young LLP

MetroPark, New Jersey

July 28, 2015